UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 3, 2018
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01. OTHER ITEMS
FMC Corporation (the "Company") announced today that its Board of Directors authorized the repurchase of up to an additional $1 billion of the Company's common stock. The new $1 billion share repurchase program is in addition to the previous authorization which is expected to expire before the end of the year. Although the share repurchase program does not include a specific timetable or price targets and may be suspended or terminated at any time, the Company expects that the program will be accomplished by mid-2020.
The Company's Board of Directors also announced its plan to increase dividends by approximately 142 percent, from $0.66 to $1.60 per year, commencing with the next quarterly dividend expected to be paid on January 17, 2019.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1 Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ BRIAN P. ANGELI
Brian P. Angeli Vice President, Corporate Strategy and Treasurer
Date: December 3, 2018